UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2006
                                                  (January 16, 2006)



                             PEGASUS WIRELESS CORP.
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             (Exact name of registrant as specified in its charter)


    Nevada                          000-32567                  52-2273215
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(State or other jurisdiction    (Commission File           (IRS Employer
  of incorporation)                  Number)                 Identification No.)


48499 Milmont Dr., Freemont, CA                                   94538
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(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code: (510) 490-8288


                                      N/A
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         (Former name or former address, if changed since last report.)


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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(C))

SECTION 5 - CORPORATE GOVERNANCEAND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On January 16, 2006, the Board of Directors elected four additional independent directors to the Board. The addition of these directors allows the makeup of the Company's Board of Directors to be in compliance with the listing requirements of the NASDAQ Stock Market. In addition, and more importantly, the Company believes that the addition of these specific directors will assist the Company to grow and reach its goals more rapidly as a result of the unique expertise, experience and contacts these four individuals bring to the Board.

     The Company expects to seek ratification of all board members at the next stockholders meeting.

     The new board members are:

BILLY HORN, 42, President and CEO of Horn Asset, Inc. a Miami, Florida based equity hedge fund. Prior to this position Mr. Horn was a trader with two equity hedge funds for 12 years. Mr. Horn received his BA from Adelphi University, Garden City, NY.

NICOLAS PERATICOS, 48, Chairman of the Compensation Committee Managing Director of Pegasus Ocean Services, LTD, a London, England based ocean shipping agency. Mr. Peraticos has been employed by POS since 1980 and has been Managing Director since 1992. Mr. Peraticos attended the City of London Polytechnic, majoring in Business Administration and is a citizen of Great Britain.

EDWARD CELANO, 67, Chairman of the Audit Committee Senior Partner of Walters & Samuels, a New York City based real estate company. Mr. Celano's responsibilities are corporate financial services. Prior to 2003, Mr. Celano was Senior Partner of corporate finance at M.R. Weiser, CPAs for three years; Executive Vice President and Chief Loan Officer of Atlantic Bank of New York for five years; Senior Vice President at National Westminster Bank for 11 years and Vice President at Banker's Trust for 22 years. Mr. Celano received his Masters in Finance and Investments from CCNY and BA in Business Administration from St. Francis College.

MICHAEL EATON, 63, Member of the Audit Committee In 1979 Mr. Eaton founded Eaton & Burley, Solicitors, a United Kingdom based law firm specializing in the music industry. This firm has represented and does represent a number of the world's most successful popular music artists. Mr. Eaton received his Masters in Law from Jesus College , Cambridge, England and is a citizen of Great Britain.


Item 5.03 Amendments to Articles of  Incorporation  or Bylaws;  Change of Fiscal
          Year

On January 16, 2006, the Board of Directors elected to amend the Bylaws of the Company. The only change that was made was to require a minimum of 33.333% of the issued and outstanding stock of the Company to be represented, either in person or by proxy, to constitute a quorum at a meeting of the stockholders of the Company. This change allows the Company to meet the listing requirements for listing on the NASDAQ Stock Market.

SECTION 8 -OTHER EVENTS

Item 8.01 - Other Events

     A - On January 16, 2006 , the Board of Directors adopted the Charter for the Audit Committee of the Board of Directors. This Charter is attached as
Exhibit 99.6.

     B - On January 18, 2006, the Company released the press release attached as
Exhibit 99.7.


SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 - Financial Statements and Exhibits

(a)  Finacial Statements of Business Aquired

     None

(b)  Pro-Forma Financial Information

     None

(c)  Shell Company Transactions

     None

(d)  Exhibits.

Exhibit Number   Description
-------------- ----------------------------------------------------

3.(ii)3        Amended By-Laws

10.1   *       Share and Exchange  Agreement,  dated as of May 25, 2005,  by and among the Company and Homeskills, Inc.

10.2   *       Share and Exchange  Agreement,  dated as of November 5, 2004,  by and among Homeskills, Inc., and the shareholders of OTC Wireless, Inc.

10.3 Acquisition Agreement, dated as of December 22, 2005, by and among the Company and AMAX.

14.1   *       Code of Ethics

16.1   *       Lawrence   Scharfman  &  Company  letter   regarding   change  of
               accountants

17.1   *       Letter of Resignation of Roger Pawson

99.1   *       July 18, 2005 press release

99.2   *       August 3, 2005 press release

99.3   *       November 1, 2005 press release

99.4   *       December 22, 2005 press release

99.5   *       December 29, 2005 press release

99.6           Audit Committee Charter

99.7           January 18, 2006 press release

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*   filed previously


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                             PEGASUS WIRELESS CORP.




    January 18, 2006        By:  /s/ Stephen H. Durland
                                --------------------------
                                Stephen H. Durland
                                Title: CFO